r77d.txt


PIMCO Equity Series

Supplement Dated December 13, 2011 to the
PIMCO Emerging Multi-Asset Fund, PIMCO EqS
Emerging Markets Fund and PIMCO EqS Pathfinder
FundTM - Institutional Class, Class P, Administrative
Class and Class D Prospectus (dated October 29, 2011);
the PIMCO Emerging Multi-Asset Fund, PIMCO EqS Emerging Markets Fund and PIMCO EqS Pathfinder FundTM - Class A, Class C and Class R Prospectus (dated October 29, 2011);
the PIMCO Dividend and Income Builder Fund and PIMCO EqS Dividend Fund - Institutional Class, Class P, Administrative Class and Class D Prospectus (dated November 21, 2011);
and the PIMCO Dividend and Income Builder Fund and PIMCO
EqS Dividend Fund - Class A, Class C and Class R Prospectus (dated November 21, 2011) (the "Prospectuses"), as supplemented from time to time


Disclosure Related to Duration

Effective immediately, the following sentence is added after the last sentence of the "Characteristics and Risks of Securities and Investment Techniques - Duration" section in the Prospectuses:
PIMCO uses an internal model for calculating duration, which may result in a different value for the duration of an index compared to the duration calculated by the index provider or another third party.

Investors Should Retain This Supplement for Future Reference


PES_SUPP1_121311


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PIMCO Equity Series

Supplement Dated January 17, 2012 to the
PIMCO Emerging Multi-Asset Fund, PIMCO EqS
Emerging Markets Fund and PIMCO EqS Pathfinder
FundTM - Institutional Class, Class P, Administrative
Class and Class D Prospectus (dated October 31, 2011);
the PIMCO Emerging Multi-Asset Fund, PIMCO EqS Emerging Markets Fund and PIMCO EqS Pathfinder FundTM - Class A,
Class C and Class R Prospectus (dated October 31, 2011);
the PIMCO Dividend and Income Builder Fund and PIMCO EqS Dividend Fund - Institutional Class, Class P,
Administrative Class and Class D Prospectus
(dated November 21, 2011); and the PIMCO Dividend and
Income Builder Fund and PIMCO EqS Dividend Fund - Class A, Class C and Class R Prospectus (dated November 21, 2011) (each a "Prospectus"), each as supplemented from time to time


Disclosure Related to Emerging Market Securities


Effective immediately, the first paragraph of the "Characteristics and Risks of Securities and Investment Techniques - Foreign
(Non-U.S.) Securities - Emerging Market Securities" section of each Prospectus is deleted in its entirety and replaced with the following:

The Funds may invest in securities and instruments that are economically tied to developing (or "emerging market") countries.
PIMCO generally considers an instrument to be economically tied to an emerging market country if the security's "country of exposure" is an emerging market country, as determined by the criteria set forth below. Alternatively, such as when a "country of exposure" is not available or when PIMCO believes the following tests more accurately reflect which country the security is economically tied to, PIMCO may consider an instrument to be economically tied to an emerging market country if the issuer or guarantor is a government of an emerging market country (or any political subdivision, agency, authority or instrumentality of such government), if the issuer or guarantor is organized under the laws of an emerging market country, or if the currency of settlement of the security is a currency of an emerging market country. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries (or baskets or indexes of such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries. A security's "country of exposure" is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the "country of exposure." The factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located, (ii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee, (iii) the "country of risk" of the issuer, (iv) the "country of risk" of the issuer's ultimate parent, or (v) the country where the issuer is organized or incorporated under the laws thereof. "Country of risk" is a separate four-part test determined by the following factors, listed in order of importance: i) management location, (ii) country of primary listing, (iii) sales or revenue attributable to the country, and (iv) reporting currency of the issuer. PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets.

Investors Should Retain This Supplement for Future Reference

PES_SUPP1_011712

PIMCO Equity Series

Supplement Dated January 17, 2012 to the
Statement of Additional Information dated October 31, 2011, as supplemented from time to time (the "SAI")

Disclosure Related to Emerging Market Securities

Effective immediately, the fourth paragraph in the "Investment Objectives and Policies - Foreign Securities" section of the SAI is hereby deleted and replaced with the following:

PIMCO generally considers an instrument to be economically tied to an emerging market country if the security's "country of exposure" is an emerging market country, as determined by the criteria set forth below. Alternatively, such as when a "country of exposure" is not available or when PIMCO believes the following tests more accurately reflect which country the security is economically tied to, PIMCO may consider an instrument to be economically tied to an emerging market country if the issuer or guarantor is a government of an emerging market country
(or any political subdivision, agency, authority or instrumentality of such government), if the issuer or guarantor is organized under the laws of an emerging market country, or if the currency of settlement of the security is a currency of an emerging market country.
With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries
(or baskets or indexes of such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries.
A security's "country of exposure" is determined by PIMCO using certain factors provided by a third-party analytical service provider.
The factors are applied in order such that the first factor to result in the assignment of a country determines the "country of exposure."
The factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located, (ii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee, (iii) the "country of risk" of the issuer,
(iv) the "country of risk" of the issuer's ultimate parent, or (v) the country where the issuer is organized or incorporated under the laws thereof. "Country of risk" is a separate four-part test determined by the following factors, listed in order of importance:
(i) management location, (ii) country of primary listing, (iii) sales or revenue attributable to the country, and (iv) reporting currency of the issuer. PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. In exercising such discretion, PIMCO identifies countries as emerging markets consistent with the strategic objectives of the particular
Fund. For example, a Fund may consider a country to be an emerging market country based on a number of factors including, but not limited to, if the country is classified as an emerging or developing economy by any supranational organization such as the World Bank or the United Nations, or related entities, or if the country is considered an emerging market country for purposes of constructing emerging markets indices.

Investors Should Retain This Supplement For Future Reference



PES_SUPP2_011712